UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Commencing on March 20, 2008, The Phoenix Companies, Inc. sent the following email and related proxy materials to certain shareholders who had previously consented to electronic delivery of proxy materials:

[Date]

Dear Shareholder,

The Phoenix Companies, Inc. will hold its Annual Meeting of Shareholders on May 2, 2008 at 10 a.m. Eastern time at our offices at One American Row, Hartford, Connecticut 06102.

You are receiving this e-mail because you previously elected to receive Annual Meeting materials electronically. This e-mail provides the information you will need to view the annual report, notice of Annual Meeting and Proxy Statement online, and to vote your shares.

Please go to the following Web site to view the 2008 Phoenix Annual Meeting materials

http://bnymellon.mobular.net/bnymellon/pnx

To vote your BLUE proxy via the Internet, go to the Web site

http://www.eproxy.com/pnx

To access and vote your shares, you will need to enter your control number listed below:

[Control number]

Your vote is important! Your Internet or telephone vote must be received by 11:59 p.m. on May 1, 2008 to be voted at the Annual Meeting on your behalf. You may receive periodic reminders to vote your shares. If you hold shares in multiple accounts (for example, an individual account, a joint account, a trust account, or a custodian account for your child), or if you hold PNX Common Stock under different ownership names, you may receive a combination of e-mail notices and proxy materials via U.S. mail for each account. Please vote each BLUE proxy card that you receive.

If you have any questions about your shares or status as a shareholder, please call Phoenix Shareholder Services at 800.490.4258. If you have any questions regarding voting, please contact Morrow, our proxy solicitor at 800.414.4313. If you have any questions about the Annual Meeting materials, please contact Phoenix Investor Relations at 860.403.7100.

Thank you for your vote and for participating in our e-delivery program.

IMPORTANT INFORMATION REGARDING THE SOLICITATION AND

PARTICIPANTS THEREIN

In connection with its 2008 Annual Meeting, The Phoenix Companies, Inc. has filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed. The Phoenix Companies, Inc.’s shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at our web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.